                                                                    Exhibit 10.4

                    EMPLOYMENT AND NON-COMPETITION AGREEMENT

         THIS EMPLOYMENT AGREEMENT AND NON-COMPETITION AGREEMENT ("Agreement") is made and entered into as of the 15th day of February, 1999, by and between PRIMIS, INC., a Georgia corporation (the "Company"), and REVELL FRASER, an individual ("Employee").

         RECITAL:

         Employee desires to be employed by the Company and the Company desires to employ Employee on the terms and conditions hereinafter provided.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed by and between the parties hereto as follows:

         1. EMPLOYMENT. The Company hereby employs Employee and Employee accepts employment by the Company and agrees to serve the Company, upon the terms and conditions hereinafter set forth.

         2. TERM. Employee's employment shall be for a term commencing on the date hereof and ending on February 28, 2003, unless Employee's employment terminates prior thereto as provided in Section 7 (the "Term"). Thereafter, this Agreement shall continue in full force and effect, except that Section 7 shall no longer be applicable, and either party hereto may terminate Employee's employment hereunder upon ninety (90) days prior written notice to the other; provided, that Employee may resign at any time upon ninety (90) days prior written notice to the Company.

         3. DUTIES. Employee shall be employed by the Company as Vice President of Sales and Marketing. So long as he is employed hereunder, Employee agrees to devote his full business time and energy to the business and affairs of the Company, to perform his duties hereunder to the best of his ability and at a level of competency consistent with the position occupied, to act on all matters in a manner he reasonably believes to be in and not opposed to the best interests of the Company, to use his best efforts, skill and ability to promote the profitable growth of the Company, and to perform such other duties as may be assigned to him by the Company's Chief Executive Officer, Chairman or by the Company's Board of Directors ("Board") from time to time.

         4. COMPENSATION AND BENEFITS. For all services rendered by Employee, the Company shall pay compensation and provide benefits to Employee as follows:

              A. SALARY. The Company shall pay Employee an annual salary ("Salary") of One Hundred Sixty Thousand Dollars ($160,000), payable not less frequently than monthly. At least once every twelve (12) months the Board shall review Employee's Salary and make such adjustments to the Salary as it reasonably deems appropriate, provided that the Salary shall not be reduced.

              B. INCENTIVE CASH BONUS. Within seventy-five (75) days after the end of fiscal year 1999 of the Company, the Company shall pay Employee a cash bonus (the "Incentive Cash Bonus"), in an amount equal to twenty-five percent (25%) of Employee's Salary, if, and only if, Employee achieves each and every specific goal set forth on EXHIBIT A attached hereto by the date which corresponds to each such goal set forth thereon, subject to a ten (10) day grace period. Within seventy-five (75) days after the end of each fiscal year thereafter, Company shall determine, and if appropriate, pay Employee an Incentive Cash Bonus, in an amount not to exceed twenty-five (25%) of Employee's Salary, determined by and in the reasonably exercised discretion of the Board and based upon the Employee's achievement of specific goals concerning the financial or other performance of the Company for such fiscal year, previously established by the Board after consultation with the Employee.

              C. RETENTION BONUS. The Company shall pay Employee a bonus for continuing as an Employee of the Company under this Agreement, in the amount of Twenty-five Thousand Dollars ($25,000) (the "Retention Bonus"). The Retention Bonus shall be paid in two equal installments of Twelve Thousand Five Hundred Dollars ($12,500) each. The first installment of the Retention Bonus shall be paid to Employee on April ___, 1999. The second installment of the Retention Bonus shall be paid to Employee on December 15, 1999, PROVIDED, HOWEVER, that the Company shall have no obligation or liability to Employee to pay the second installment of the Retention Bonus, if prior to December 15, 1999, Employee's employment with the Company has terminated for any of the reasons set forth in
Section 7 of this Agreement.

              D. BUSINESS EXPENSES. The Company shall reimburse Employee for his reasonable direct out-of-pocket ordinary and necessary expenses, including trade association dues, a cell phone and cell phone charges, if any, incurred by Employee in the performance of his services hereunder and for which Employee properly accounts in accordance with the Company's regulations and procedures in effect from time to time.

              E. VACATION. Employee shall be entitled to three (3) weeks (fifteen business days) paid vacation during each 12-month period of the Term. Employee shall not be entitled to carry over any unused vacation.

              F. ADDITIONAL BENEFITS. Employee shall be entitled to participate (at the reasonable expense of the Company, where allowed under applicable law) in any and all employee retirement, medical, life and disability insurance, and other benefits plans and perquisites as may be established and in effect from time to time and made available to employees of the Company. Notwithstanding the foregoing, Employee shall at all times during any term of this Agreement be provided with family health, dental, disability, life and accidental death and dismemberment insurance in such amounts and coverages as set forth on EXHIBIT B attached hereto.

         5. STOCK OPTIONS. As of the date hereof, Company has granted to Employee, pursuant to the terms of the Stock Option Agreement entered into by the Company and Employee as of the date hereof


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


substantially in the form attached hereto as EXHIBIT C, an option to purchase 150,000 shares of common stock of the Company at an exercise price of $4.00 per share, to vest as follows: 50,000 of the option shares shall vest and Employee may exercise his option to purchase such shares on and after February 15, 2001; 50,000 of the option shares shall vest and Employee may exercise his option to purchase such shares on and after February 15, 2002; and 50,000 of the option shares shall vest and Employee may exercise his option to purchase such shares on and after February 15, 2003. The Stock Option Agreement entered into by the Company and Employee substantially in the form attached hereto as EXHIBIT C shall terminate and supersede in their entirety any and all prior stock option agreements or other grants of options by the Company to Employee to purchase shares of its common stock. Without any representation or warranty by or on the part of the Company, to the extent any of the option shares of the option granted to Employee hereby can, by the terms set forth above, qualify as incentive stock options under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the parties hereto intend that the same shall be treated as incentive stock options, and to the extent any or all of the options shares cannot qualify as incentive stock options under the Code, the parties hereto intend that the same shall be treated as nonstatutory options.

         6. WITHHOLDING. The Company shall be authorized to deduct and withhold from Employee's compensation such sums as are required by law to be deducted and withheld.

         7. EVENTS CAUSING TERMINATION OF EMPLOYMENT. Employee's employment with the Company shall terminate prior to the expiration of the Term, without further obligation on the part of the Company, except as provided in this Agreement, only upon the occurrence of any of the following events:

              A.   The voluntary resignation of Employee;

              B.   The death of Employee;

              C. The discharge of Employee for willful misconduct, dishonesty or fraud on Employee's part in connection with the performance of any duties hereunder;

              D. The discharge of Employee for a material breach by Employee of any of the terms of Sections 9, 10 or 12 of this Agreement;

              E. The discharge of Employee upon a determination by the Board, acting in good faith and with reasonable justification, that Employee's performance in his position as Vice President of Sales and Marketing of the Company has been unsatisfactory, after first having given written notice to the Employee that the Employee's performance has been unsatisfactory (which notice shall set forth in reasonable detail the nature of the unsatisfactory performance), and Employee having failed to cure such unsatisfactory performance within thirty (30) days thereafter to the reasonable satisfaction of the Company;

              F. The discharge of Employee upon a determination that Employee has been unable, for any continuous period of at least three (3) months, or for shorter periods aggregating three (3) months during any 12-month period, to perform his duties hereunder by reason of injury, illness or other physical or mental disability (such determination to be made by agreement between the Company and Employee, or, in the event the Company and Employee are unable to agree on such determination, and upon written notice thereof by either party to the other, then each of the Company and Employee shall, within ten (10) days after such notice is given, select a qualified and licensed physician, and such physicians together shall select a third licensed and qualified physician who will make such determination within thirty (30) days after his or her appointment and whose determination shall be binding upon all parties hereto); or

              G. The discharge of Employee for conviction of Employee of a crime involving moral turpitude.

         8.   PAYMENTS TO EMPLOYEE UPON TERMINATION OF EMPLOYMENT.

              A. Subject to the provisions of Sections 8(B) and 8(C) below, in the event Employee's employment with the Company shall terminate during the Term for any of the reasons set forth in Section 7, or thereafter pursuant to
Section 2: [i] Employee's Salary shall be prorated and paid through the date of termination; and [ii] all unvested options to purchase common stock of the Company shall cease and terminate as of the date of termination.

              B. In the event of Employee's termination pursuant to Section 7(B) or 7(F) hereof, Employee shall be entitled to receive, at such time as it would otherwise be payable, any Incentive Cash Bonus which would have been payable, based upon the Company's performance over the full fiscal year, prorated for that portion of the fiscal year during which the Employee was employed by the Company.

              C. In the event of Employee's termination pursuant to Section 7(F), the Company agrees to continue to pay Employee his full Salary during such period of disability, said payments to continue for a maximum of six (6) months. Thereafter, Employee shall be paid such disability benefits as may be paid pursuant to the disability insurance theretofore agreed on by Employee and the Company pursuant to Section 4(F) of this Agreement.

              D. In the event of Employee's termination of employment prior to the expiration of the Term, for any reason other than those reasons set forth in Section 7 of this Agreement, the Company shall [i] pay Employee in equal monthly installments for a period of twelve (12) months from the date of termination, an amount, in the aggregate, equal to Employee's Salary, [ii] pay Employee at such time as it otherwise would have been payable, the Incentive Cash Bonus, if any, which would have been payable, based upon the Company's performance over the full fiscal year, prorated for that portion of the fiscal year during which Employee was employed by the Company, and [iii] upon receipt of written notice from Employee within twenty (20) days of such termination of employment, purchase at a closing within ninety (90) days from the date of termination, (a) all of Employee's vested but unexercised options to purchase stock of the Company for an amount equal to the fair market value of the shares subject to the options less the exercise price therefor, and (b) the shares of stock of the Company purchased by Employee pursuant his exercise of said options for an amount equal to the fair market value thereof, as the case may be (in the case of both (a) and (b), fair market value shall be determined by agreement between the Company and Employee, or, if the Company and Employee are unable to agree on the fair market value within thirty (30) days after termination, then each of the Company and Employee shall promptly select an appraiser, and such appraisers shall together promptly select a third appraiser, and the third appraiser will, within thirty (30) days of his appointment, determine the fair market value of the shares, and Employee and the Company shall each bear fifty percent (50%) of the cost and expense of this appraisal process, including the fees of any appraisers appointed in accordance herewith), and if in the case of
(a) the fair market value does not exceed the exercise price of such options, then such options shall be repurchased by the Company for one hundred dollars ($100) in the aggregate.

         9.   COVENANTS NOT TO SOLICIT OR COMPETE.

              A. NON-COMPETITION. Employee recognizes one of the inducements for the Company to enter into this agreement of employment is the understanding that there will be no competition or interference, directly or indirectly, for a period of time after the termination of his employment with the Company. Employee further recognizes and acknowledges that, in consideration of the scope of the business of the Company and the nature of the services Employee provides to the Company as its Vice President of Sales and Marketing, and in order to protect the Company's legitimate interests, Employee's covenant not to compete must include each of the areas where the Company currently does business, which areas include Alabama, Arizona, California, Florida, Georgia, Maryland, North Carolina, Ohio and Virginia (collectively, the "Territory"), to the extent Employee hereafter actively performs, supervises or assists in the Company's business in such areas or has material contact with customers of the Company within such areas. In consideration of the covenants herein, Employee agrees that for the period he is employed by the Company (whether during the Term or after the Term ends) and for a one-year period immediately following the termination of his employment with the Company for any reason whatsoever, he shall not, within the Territory, in any manner, directly or indirectly or by assisting others, engage in any business which is the same or essentially the same as the business of the Company, such business being the business of real estate information services, including commercial and residential real estate appraisals, title exams, flood certifications and credit reports, as a salesman, sales manager, customer relations person or marketer or as a supervisor, administrator, executive, senior or management level employee, owner, proprietor, shareholder or consultant; provided that Employee shall not be restricted from owning less than 5% of the outstanding shares of a company whose shares are publicly traded.

              B. NON-SOLICITATION. Employee agrees that for the period he is employed by the Company (whether during the Term or after the Term ends) and for a one-year period immediately following the termination of his employment with the Company for any reason whatsoever, he shall not (other than in the regular course of the Company's business), within the Territory, solicit, directly or indirectly, business of the type then being performed therein by the Company from any person, partnership, corporation or other entity which [a] is a customer of the Company within the Territory at the time Employee's employment with the Company terminates, including an actively-sought prospective customer, or [b] was such a customer within the two-year period immediately prior thereto, for the purposes of providing products or services that are competitive with those provided by the Company, provided that in the case of either [a] or [b], Employee had material contact with such customer during and as a part or result of his employment with the Company.

         10.  NON-INDUCEMENT AND NON-DISCLOSURE.

              A. NON-INDUCEMENT. Employee agrees that for the period he is employed by the Company (whether during the Term or after the Term ends) and for a two-year period immediately following the termination of his employment with the Company for any reason whatsoever, he shall not directly or indirectly, individually or on behalf of persons not parties to this Agreement, aid or endeavor to solicit or induce any of the Company's employees to leave their employment with the Company in order to accept employment with Employee or another person, partnership, corporation or other entity.

              B. NON-DISCLOSURE. At no time shall Employee divulge, furnish or make accessible to anyone (other than in the regular course of the Company's business) any knowledge or information with respect to confidential information or data of the Company, or with respect to any confidential information or data of any of the customers of the Company, or with respect to any other confidential aspect of the business or products or services of the Company or its customers.

         11. INJUNCTIVE RELIEF FOR BREACH: ENFORCEABILITY. Employee agrees that Company may not be adequately compensated by damages for a breach by Employee of any of the covenants contained in Sections 9 and 10, and that, in addition to all other remedies, the Company shall be entitled to injunctive relief and specific performance. In such event, the periods of time referred to in Sections 9 and 10 shall be deemed extended for a period equal to the respective period during which Employee is in breach thereof, in order to provide for injunctive relief and specific performance for a period equal to the full term thereof. The covenants contained in Sections 9 and 10 shall be construed as separate covenants, and if any court shall finally determine that the restraints provided for in any such covenants are too broad as to the geographic area, activity or time covered, said area, activity or time covered may be reduced to whatever extent the court deems reasonable and such covenants shall be enforced as to such reduced area, activity or time and Employee expressly agrees that this Agreement, as so amended, shall be valid and binding.

         12.  PROPRIETARY RIGHTS.

              A. RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. At all times during the term of his employment and thereafter, Employee will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with his work for the Company, or unless the Chief Executive Officer or the Board of Directors of the Company expressly authorizes such in writing. Employee shall and hereby does assign to the Company any rights he may have or acquire in such Proprietary Information and recognizes that all Proprietary Information shall be the sole property of the Company and its assigns and that the Company and its assigns shall be the sole owner of all patent rights, copyrights, trade secret rights and all other rights throughout the world (collectively, "Proprietary Rights") in connection therewith. The term "Proprietary Information" shall mean trade secrets, confidential knowledge, data or any other proprietary information of the Company which the Company treats as confidential with respect to the general public. By way of illustration but not limitation, "Proprietary Information" includes (a) inventions, trade secrets, ideas, processes, formulas, data, programs, other words of authorship, know-how, improvements, discoveries, developments, designs and techniques relating to the business or proposed products of the Company and which were learned or discovered by Employee during the term of his employment with the Company (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products and services, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers which were learned or discovered by him during the term of his employment with the Company, and information regarding the skills and compensation of other employees of the Company. For purposes of this Agreement, the term "Proprietary Information" shall not include information that Employee can show by competent proof (i) was known to Employee prior to disclosure by the Company; (ii) was generally known to the public at the time Company disclosed the information to Employee; (iii) became generally known to the public after disclosure by the Company through no act or omission of Employee; or (iv) was disclosed to Employee by a third party having a bona fide right both to possess the information and to disclose it to Employee.

              B. THIRD PARTY INFORMATION. Employee understands, in addition, that the Company may from time to time receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty of the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of his employment and thereafter, Employee will hold Third Party Information in the strictest confidence and will not disclose (to anyone other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with his work for the Company, Third Party Information unless expressly authorized by the Chairman or Chief Executive Officer of the Company in writing.

              C.   ASSIGNMENT OF INVENTIONS.

                   [1] Employee shall and hereby does assign to the Company all his right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes that were made or conceived or reduced to practice or learned by him, either alone or jointly with others, during the period of his employment with the Company.

                   [2] Employee shall and hereby does acknowledge that all original works of authorship which are made by him (solely or jointly with others) during the term of him employment with the Company and that are within the scope of his employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C., Section 1201). Inventions assigned to or as directed by the Company by this Section 12.C are hereinafter referred to as 'Company Inventions."

              D. ENFORCEMENT OF PROPRIETARY RIGHTS. Employee will assist the Company in every proper way to obtain and from time to time enforce United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end he will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, Employee will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. Employee's obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of his employment, but the Company shall compensate him at a reasonable rate after Employee's termination for the time actually spent by him at the Company's request on such assistance. In the event the Company is unable for any reason, after reasonable effort, to secure Employee's signature on any document needed in connection with the actions specified in the preceding, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney in fact, to act for and in his behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph thereon with the same legal force and effect as if executed by Employee. Employee hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which he now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

              E. PRIOR INVENTIONS. Inventions, if any, patented or unpatented, which Employee made prior to the commencement of his employment with the Company are excluded from the scope of this Agreement.

              F. RETURN OF COMPANY DOCUMENTS. When Employee leaves the employ of the Company, he will deliver to the Company all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Invention, Third Party Information or Proprietary Information of the Company. Employee further agrees that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

              G. LEGAL AND EQUITABLE REMEDIES. Because Employee's services are personal and unique and because Employee may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Section 12 of the Agreement and any of its provisions by injunctions, specific performance or other equitable relief, without bond, without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

         13. NOTICES. All notices and other communications hereunder shall be in writing and shall be given or made by hand delivery, or by certified or registered mail, return receipt requested, postage prepaid, or by telegram, as follows, or to such other person or address as shall be hereafter designated by notice given in accordance with this Section:

              A.   If to the Company:  Primis, Inc.
                                       Attn:  Chief Executive Officer
                                       Suite 1220
                                       12 Perimeter Center East
                                       Atlanta, Georgia  30346

                   With a copy to:     Wyatt, Tarrant & Combs
                                       Attention: Patrick W. Mattingly, Esq.
                                       2800 Citizens Plaza
                                       Louisville, Kentucky 40202

              B.   If to Employee:     Revell Fraser

                                       -------------------------------------

                                       -------------------------------------

                   With a copy to:
                                       -------------------------------------

                                       -------------------------------------

                                       -------------------------------------

Any notice or other communication hereunder shall be deemed to have been duly given or made if made by hand, when delivered against receipt therefor or when attempted delivery shall be rejected, as the case may be, if made by letter, upon deposit thereof in the mail, postage prepaid, registered or certified, with return receipt requested, and if made by telegram, facsimile or reputable overnight courier when sent. Notwithstanding the foregoing, any notice or other communication hereunder which is actually received by a party hereto shall be deemed to have been duly given or made to such party.

         14.  MISCELLANEOUS.

              A. ASSIGNMENT. This is a contract for personal services by Employee and may not be assigned by Employee. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

              B. WAIVER OF BREACH. Failure or delay by either party to insist upon compliance with any provision hereof shall not operate as, and is not to be construed as, a waiver or amendment of such provision. The waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach, whether occurring under similar or dissimilar circumstances.

              C. ENTIRE AGREEMENT: CANCELLATION OF PRIOR AGREEMENTS. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. It may not be changed orally, but only by an amendment in writing signed by the parties hereto. All prior agreements or understandings concerning Employee's employment by the Company are hereby canceled and superseded by this Agreement.

              D. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remainder of this Agreement.

              E. HEADINGS. The headings contained in this Agreement are for convenience only and shall not be deemed a part of this Agreement in construing or interpreting the provisions hereof.

              F. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Georgia. In connection with the enforcement of this Agreement, the parties consent to jurisdiction in the courts of Georgia. The prevailing party in any action to enforce this Agreement shall be entitled to attorneys' fees from the non-prevailing party.

              G. REMEDIES. In accordance with O.C.G.A. Section 9-9-2(c)(9), as evidenced by the parties affixing their initials hereon next to this Section 14.G., any controversy arising out of, or relating to, this Agreement or any modification or extension of this Agreement, including any claim for damages, recission, specific performance or other legal or equitable relief, shall be settled by arbitration in the City of Atlanta, State of Georgia, in accordance with the rules then obtaining of the American Arbitration Association. The determination of the arbitrator when made shall be binding upon all parties bound by the terms of this Agreement. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. The foregoing notwithstanding, the Company shall have the right to seek injunctive relief from any court of competent jurisdiction in the event of any breach or threatened breach of Sections 9, 10 or 12 of this Agreement. Initials:
Company: ______________________; Employee: _____________________.

              H. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.


                                  PRIMIS, INC.

                                  By:
                                     -------------------------------------

                                  Title:
                                        ----------------------------------
                                                 ("Company")


                                  ----------------------------------------
                                  REVELL FRASER

                                                ("Employee")

                                    EXHIBIT A

                                    EXHIBIT B

                                    Insurance

Company will use commercially reasonable efforts to establish a life insurance and accidental death and disability insurance program for its employees in which Employee can participate provided that such program shall be in place no later than June 1, 1999.

                                    EXHIBIT C

                             Stock Option Agreement